WALKERS	Page 1

Exhibit 5.1

18 June 2024	Our Ref: JT/WL/ M6207-S10414

Melco Resorts & Entertainment Limited

Intertrust Corporate Services (Cayman) Limited

One Nexus Way

Camana Bay

Grand Cayman, KY1-9005

Cayman Islands

Dear Sirs

Melco Resorts & Entertainment Limited

We have acted as Cayman Islands legal advisers to Melco Resorts & Entertainment Limited (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”), including the base prospectus (the “Base Prospectus”) filed with the Registration Statement. The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”, and together with the Base Prospectus, the “Prospectus”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of American Depositary Shares (the “ADSs”) representing the Company’s ordinary shares of a par value of US$0.01 each (the “Ordinary Shares” and, together with the ADSs, the “Securities”), as further described in the Registration Statement. The Securities are being registered for offering and sale from time to time pursuant to Rule 405 under the Securities Act. We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.	The authorised share capital of the Company is currently US$73,000,000 divided into 7,300,000,000 shares of a nominal or par value of US$0.01 each.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities”, “Legal Matters” and elsewhere in the Base Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers (Singapore) Limited Liability Partnership

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation on Change of Name dated 29 March 2017, the Amended and Restated Memorandum and Articles of Association as adopted by special resolution passed on 29 March 2017 (the “Memorandum and Articles”) and Register of Directors, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands and/or the Company’s advisers (together the “Company Records”).

2.	A copy of a Certificate of Good Standing dated 6 June 2024 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

3.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 16 June 2024.

4.

The Register of Writs and other Originating Process of the Grand Court kept at the Clerk of Court’s Office, George Town, Grand Cayman (the “Court Register”), examined at 09:00 a.m. on 14 June 2024 (the “Search Time”).

5.	Copies of executed written resolutions of the Board of Directors of the Company dated 27 May 2024 (the “Resolutions”).

6.	A certificate from a company officer of the Company dated 18 June 2024 (the “Officer’s Certificate”).

7.	The Registration Statement.

8.	The Prospectus.

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SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on such documents are genuine and are those of a person or persons given power to execute such documents or any power of attorney given to execute such documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

3.	The Officer’s Certificate is true and correct as of the date hereof.

4.	The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

5.

All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Registration Statement outside the Cayman Islands to ensure the legality, validity and enforceability of the Registration Statement have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

6.

The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

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SCHEDULE 3

QUALIFICATIONS

1.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.